UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2021

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(I.R.S. Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value, 100,000,000 shares authorized	RYI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On April 28, 2021, Ryerson Holding Corporation (“Ryerson” or the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Following are the results of the matters voted on by shareholders at the Annual Meeting.

PROPOSAL 1: Election of Class I Directors

Name	For	Withheld	Broker Non-Votes
Court D. Carruthers	33,016,601.50	588,310.00	3,185,939.00
Eva M. Kalawski	25,446,920.50	8,157,991.00	3,185,939.00
Mary Ann Sigler	24,901,150.50	8,703,761.00	3,185,939.00

The following directors continued in office after the Annual Meeting: Kirk K. Calhoun, Jacob Kotzubei, Stephen P. Larson and Philip E. Norment.

PROPOSAL 2: Ratification of the appointment of Ernst & Young LLP as Ryerson’s independent registered public accounting firm for 2021.

For	Against	Abstain
36,591,245.50	113,462.00	86,143.00

PROPOSAL 3: The adoption, on a non-binding, advisory basis, of a resolution approving the compensation of the Company’s named executive officers described under the heading Executive Compensation in Ryerson’s proxy statement (“say-on-pay” vote).

For	Against	Abstain
33,371,707.07	167,226.43	65,978.00

PROPOSAL 4: The  selection,  on  a  non-binding,  advisory  basis,  of  the  resolution  that  a  non-binding,  advisory  vote  to  approve  the compensation of Ryerson’s named executive officers be held every THREE YEARS (“say-when-on-pay” vote).

Three Years	Two Years	One Year	Withhold/Abstain	Broker Non-Votes
23,021,762.68	17,473.39	10,559,060.43	6,615.00	3,185,939.00

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2021

RYERSON HOLDING CORPORATION

By:	/s/ James J. Claussen
Name:	James J. Claussen
Title:	Executive Vice President & Chief Financial Officer